Exhibit 99.1
M.G. Orender Joins ProLink Solutions Board of Directors
Golf Industry Stalwart Brings Passion, Business Expertise to Advisory Role
CHANDLER, Ariz.- January 22, 2008 – ProLink Solutions – a wholly-owned subsidiary of ProLink Holdings Corp. (OTC BB: PLKH.OB) and the world’s leading provider of Global Positioning Satellite (“GPS”) golf course management systems and on-course advertising – announced today that M.G. Orender, past President of the PGA of America and a PGA Golf Professional Hall of Fame inductee, has joined its Board of Directors.
Mr. Orender is President of Hampton Golf Inc., a collection of the Southeast’s finest public, private and semi-private courses, which in 2007 selected ProLink to provide GPS solutions at seven properties. Orender ranks among the golf industry’s most respected members due to his community involvement, vision, business acumen, course development and management skills.
Orender served as President of the PGA of America in 2002, and Honorary President through 2006, after working as Vice President and Secretary. He began his golf career in 1974 as a shop assistant at the Diamond Hill Golf Club in Tampa, Fla., combining his passion for golf with superior management and financial abilities to become General Partner in 1989. He was also founder and president of Granite Golf, a management powerhouse overseeing nearly 30 properties in 11 states.
“M.G. Orender is a household name within the golf industry and ProLink is extremely proud to welcome him to our Board of Directors,” says Lawrence D. Bain, CEO of ProLink Solutions. “M.G.’s golf business insight is second to none and will make him a key asset to ProLink as we expand our presence on the global stage. Through personal experience, M.G. has a firm grasp on the impact our GPS systems can have on a golf course’s bottom line, while also understanding the needs of course operators in today’s highly competitive marketplace. Everyone at ProLink looks forward to working with M.G. and benefiting from his expertise.”
Says Orender: “ProLink has clearly distanced itself from the pack in GPS technology, customer service and on-screen advertising delivery. The potential for growth remains strong both domestically and internationally as more courses recognize the significant return on investment the system provides. I’m excited to use my experience to help ProLink optimize its opportunities, keeping product development and customer support among the company’s top priorities.”
Mr.Orender will replace Andrew Wing who has stepped down to pursue other interests.
Last year, a record 180 golf courses installed, upgraded or renewed their leases on the ProLink GPS system. ProLink is now featured at more than 700 golf properties around the world, more than 550 of which are equipped with media-ready systems to support the company’s advertising initiatives. ProLink also enjoys an exclusive partnership with ABC New Media Sales to sell national advertising on The ProLink Network, which reaches more than 12 million golfers annually.
About ProLink
ProLink Solutions is the world’s leading provider of GPS golf course management systems and revenue-generating on-course advertising. ProLink Solutions’ core philosophy is to be a “Trusted Partner” to its golf-course customers. From enhancing golfers’ overall experience and improving pace-of-play, to increasing current revenue streams and creating new profit centers for golf courses, ProLink Solutions’ products and services have captured markets both nationally and globally. For more information about ProLink, visit www.goprolink.com, call 480.753.2337 or email info@goprolink.com.

Safe Harbor
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about ProLink Holdings Corp. (PLKH). Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ProLink’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The information set forth herein should be read in light of such risks. ProLink Solutions does not assume any obligation to update the information contained in this press release.
CONTACT:
Daniel Mitchell
Buffalo Communications
253.312.4536
dmitchell@billycaspergolf.com

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